SCHEDULE 14A
------------

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement     [_]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                              DIGITAL FUSION, INC.
                (Name of Registrant as Specified in Its Charter)


                       __________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         __________________________________________

     (2) Aggregate number of securities to which transaction applies:

         __________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         __________________________________________

     (4) Proposed maximum aggregate value of transaction:

         __________________________________________

     (5) Total fee paid:

         ___________________________________________

         ___________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

         ___________________________________________

     (2) Form, Schedule or Registration Statement No.:

         ___________________________________________

     (3) Filing Party:

         ___________________________________________

     (4) Date Filed:

         ___________________________________________

                                 April 29, 2004




Dear Stockholder:

     It is my pleasure to invite you to the 2004 Annual Meeting of Stockholders of Digital Fusion, Inc. The 2004 Annual Meeting will be held on July 28, 2004, at 10:00 a.m., local time, at our corporate offices located at 4940-A Corporate Drive, Huntsville, Alabama.

     The notice of the meeting and proxy statement on the following pages contains information on the formal business of the meeting. Whether or not you expect to attend the meeting, please sign, date, and return your proxy promptly in the enclosed envelope to assure your stock will be represented at the meeting.

     The continuing interest of the stockholders in the business of the Company is gratefully acknowledged and appreciated.

                                           Sincerely,


                                           /s/ Roy E. Crippen, III

                                           ROY E. CRIPPEN, III,
                                           Chief Executive Officer and President

                              DIGITAL FUSION, INC.
                             4940-A Corporate Drive
                            Huntsville, Alabama 35805

                  NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 28, 2004

                             ______________________

To our Shareholders:

     The Annual Meeting of Stockholders of Digital Fusion, Inc. ("Digital Fusion" or the "Company") will be held on July 28, 2004, at our corporate offices located at 4940-A Corporate Drive, Huntsville, Alabama at 10:00 a.m., local time, to consider and act upon the following matters:

     1. To elect four directors to serve, subject to the provisions of the By-laws, until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

     2. To ratify the appointment of Pender Newkirk & Company as the independent auditors for Digital Fusion for the fiscal year ending December 31, 2004; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on May 28, 2004 are entitled to notice of and to vote at this Meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the shareholders entitled to vote at the Meeting will be available for examination by any shareholder for any purpose relating to the Meeting during ordinary business hours at the executive offices of the Company in Huntsville, Alabama.

                                             By Order of the Board of Directors,

                                             /s/ Elena I. Crosby

                                             Elena I. Crosby,
                                             Secretary

Huntsville, Alabama
April 29, 2004



                                    IMPORTANT


SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING. PROXIES ARE REVOCABLE, AND ANY SHAREHOLDER MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON AT THE MEETING.

                              DIGITAL FUSION, INC.
                             4940-A Corporate Drive
                            Huntsville, Alabama 35805

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY, 28, 2004

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of Digital Fusion, Inc. ("Digital Fusion" or the "Company") to be held on July 28, 2004 at 10:00 a.m., local time, at our corporate offices located at 4940-A Corporate Drive, Huntsville, Alabama, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies in favor of (i) the election of the four director nominees listed below to serve until the next Annual Meeting of Stockholders, and (ii) ratification of the appointment of Pender Newkirk & Company as independent auditors for Digital Fusion for the fiscal year ending December 31, 2004. The record date with respect to this solicitation is the close of business on May 28, 2004, and only stockholders of record at that time will be entitled to notice of and to vote at the meeting.

     Our principal executive office is located at 4940-A Corporate Drive, Huntsville, Alabama 35805 and our telephone number is (256) 837-2620. The shares represented by all validly executed proxies received in time to be taken to the meeting, and not previously revoked, will be voted at the meeting. Each proxy may be revoked by the stockholder at any time prior to its being voted by filing with us a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holder will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute a revocation of a previously granted proxy. The approximate date on which this proxy statement and accompanying proxy will be mailed to stockholders is June 10, 2004.

     As of April 26, 2004, 7,267,671 shares of our common stock, par value $.01 per share, were outstanding. Each stockholder will be entitled to one vote for each share of common stock registered in his or her own name on the books of the Company as of the close of business on May 28, 2004, on all matters that come before the meeting. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum. There is no cumulative voting.

     Directors will be elected by a plurality of votes cast at the Annual Meeting. All other matters that properly come before the Annual Meeting must be approved by a majority of the votes present at the Annual Meeting. Votes shall be counted by one or more employees of StockTrans, Inc. (our "Transfer Agent") who shall serve as the inspectors of election. The inspectors of election will canvas the stockholders present in person at the meeting, count their votes and count the votes represented by proxies presented. With respect to approval of any particular proposal, abstentions are considered present at the meeting, but since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal. Broker non-votes, on the other hand, are only considered present at the meeting for the particular proposals voted by brokers but not for particular proposals for which the broker withheld authority to vote. Broker non-votes occur when a broker nominee (that has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.


                        PROPOSAL 1- ELECTION OF DIRECTORS

     The four persons named below, who are currently members of our Board of Directors, have been nominated for reelection to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

     Unless stated to be voted otherwise, each proxy will be voted for the election of the nominees named below. All of the nominees have consented to serve as directors if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxies may be voted for any other person who shall be nominated by the present Board of Directors to fill the vacancy.

     The Board of Directors recommends a vote "FOR" the slate of nominees named below.

     Nicholas R. Loglisci, Jr., 42. Mr. Loglisci has served as our Chairman of the Board since the Company's inception in February 1995. In July 2001, Mr. Loglisci became the President and COO of Time Link International Corporation (a privately-held company) a leading provider of workforce management and data collection solutions and later in April 2002, he was promoted to the role of CEO. From February 1995 to July 2001, Mr. Loglisci served with Digital Fusion as its Chief Executive Officer. Prior to founding the Company, Mr. Loglisci gained corporate experience in a variety of sales, marketing and management positions while working for Motorola Inc. and the Allen Telecom Group. Prior to his corporate experience, Mr. Loglisci served as an officer in the U.S. Army from May 1985 to July 1990. Mr. Loglisci is a graduate of both the U.S. Army's Airborne and Ranger schools. Mr. Loglisci holds a BS degree in Engineering from the United States Military Academy and an MBA degree from New York University's Stern School of Business.

     Roy E. Crippen, III, 45. Mr. Crippen has served as a director of the Company since March 2000. Mr. Crippen became our Chief Executive Officer in July 2001 and has served as President since October 2000. Prior to joining the Company, he was Chief Executive Officer of digital fusion, inc., a company that Digital Fusion acquired in March 2000. Before digital fusion, Mr. Crippen was one of the original founders of PowerCerv Technologies Corporation ("PowerCerv"), an Enterprise Resource Planning software company he helped take public in 1996. During his time with PowerCerv, Mr. Crippen held several key positions including Executive Vice President, Chief Technology Officer, and Vice Chairman. In 1996, Mr. Crippen was co-recipient of the Florida Entrepreneur of the Year award in the technology division. Mr. Crippen was Florida Regional Manager for Spectrum Associates, an application development and consulting company before joining PowerCerv. Mr. Crippen holds a degree in computer engineering from the University of South Florida.

     O. G. Greene, 62. Mr. Greene has served as a director of the Company since January 2001 and chairs the audit committee. Mr. Greene currently is Chairman and Chief Executive Officer of Skylight Corporation, a company providing on-line banking services to the unbanked. Mr. Greene has also served as Chief Executive of Enhanced Telecom Services since 1999. Enhanced Telecom is a company providing consulting services to the telecommunications industry. Mr. Greene served as Chief Executive Officer of Speer Communications, a Nashville, Tennessee provider of information and media services to the broadcast and network industries from October 1997 to February 1999. From June 1995 to July 1997, Mr. Greene served as Chief Executive Officer of Gridnet International, an enhanced service provider, in the telecommunications industry located in Atlanta, Georgia. From May 1992 to June 1995, Mr. Greene served as the Senior Executive Vice President and Chief Operating Officer of First Financial Management Corporation, a firm providing payment system services to the credit card, check and healthcare industries. From February 1990 to May 1992, Mr. Greene served as the Chief Executive Officer of National Data Corporation, a firm providing payment system services to the credit card and health care industries. Mr. Greene also serves on the board of directors of Princeton eCom Corporation, PreSolutions Corporation and Skylight Financial.

     Gary S. Ryan, 52. Mr. Ryan became a director of the Company in April 2004. Mr. Ryan will become President of Digital Fusion in May 2004. From 1999 to February 2003, Mr. Ryan was President of Quality Research, Inc., an information technology firm specializing in modeling and simulation, training and technical and engineering services. In February 2003, Quality Research was acquired by SAIC, at which point Mr. Ryan became Senior Vice President at SAIC. From 1995 to 1998, Mr. Ryan held several key positions at COLSA Corporation including Executive Director of Finance and Administration, Vice President of Finance and Vice President of Strategic Planning. Mr. Ryan holds a BA degree in accounting from St. Bernard College.

                              CORPORATE GOVERNANCE

     Corporate governance typically refers to the system that allocates duties and authority among a company's shareholders, board of directors and management. The shareholders elect the board and vote on extraordinary matters; the board is our governing body, responsible for hiring, overseeing and evaluating management, particularly the chief executive officer; and management runs the company's day-to-day operations. Our board of directors currently consists of four directors, as described in "Proposal 1: Election of Directors." The board believes that there should be a substantial majority of independent directors on the board. The board also believes that it is useful and appropriate to have the chief executive officer and incoming president serve as directors. The current board members include one independent director, Mr. Greene. Although Mr. Loglisci, our current chairman and former chief executive officer, does not currently qualify as an independent director, he will do so prior to the 2004 Annual Meeting of the Stockholders. The corporate governance principles can be found on our website at www.digitalfusion.com/investing.htm and is attached as Appendix A to this proxy statement.

     "Independent" Directors. Each of our directors other than Messrs. Crippen and Ryan shall qualify as "independent" in accordance with the published listing requirements of the Nasdaq Stock Market, Inc. ("NASDAQ"), (although the Company is not currently listed on the NASDAQ but has its securities traded on the Over the Counter Bulletin Board). The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by NASDAQ rules, the board and the nominating/corporate governance committee have each made a subjective determination as to each independent director that no relationships exist which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board reviewed and discussed information provided by the directors and the company with regard to each director's business and personal activities as they may relate to us and our management.

     Each of the members of our nominating/corporate governance committee shall meet the independence requirements as established by NASDAQ prior to the 2004 Annual Meeting of the Stockholders. In addition, the members of the audit committee each qualify as "independent" as required by the NASDAQ rules and under special standards established by the SEC for members of audit committees. The audit committee also includes at least one independent member who is determined by our board to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules, including that the person meets the relevant definition of an "independent director." Mr. Greene is the independent director who has been determined to be an audit committee financial expert. Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Greene's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Greene any duties, obligations or liabilities that are greater than those that are generally imposed on him as a member of the audit committee and our board, and his designation as our audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or our board.

     Board Responsibilities and Structure. The primary responsibilities of our board are oversight, counseling and direction to our management in the long-term interests of our company and our shareholders. Our board's responsibilities include: (a) selecting and regularly evaluating the performance of the chief executive officer and other senior executives; (b) planning for succession with respect to the position of chief executive officer and monitoring management's succession planning for other senior executives; (c) reviewing and, when appropriate, approving our major financial objectives and strategic and operating plans and actions; (d) overseeing the conduct of our business to evaluate whether the business is being properly managed; and (e) overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures and compliance with law and ethics. Our board has instructed our chief executive officer, working with our other executive officers, to manage our business in a manner consistent with our standards and practices, and in accordance with all applicable legal requirements and code of ethics and in compliance with any specific plans, instructions or directions of our board. The chief executive officer and management are responsible for seeking the advice and, in appropriate situations, the approval of our board with respect to extraordinary actions to be undertaken by our company.

                          COMMUNICATIONS WITH OUR BOARD

     Shareholders and other parties interested in communicating with our Board of Directors may do so by writing to Corporate Secretary, Digital Fusion, Inc., 4940-A Corporate Drive, Huntsville, Alabama 35805.


     The Secretary will forward communications as follows:

     -- to the Chair of the Audit Committee, if the communication expresses a complaint or concern relating to the Company's accounting, internal controls or auditing matters

     -- to the Chair of the Nominating and Corporate Governance Committee, if the communication expresses a complaint or concern of another type

     -- to specific individual directors, if communications are addressed to those directors.


     The Secretary may, in his or her discretion, refrain from forwarding communications if the communication is an advertisement or solicitation for the purchase of products or services, or if the Secretary determines that the communication is unduly hostile, threatening, illegal or similarly inappropriate, except that any communication that expresses a complaint or concern relating to the Company's accounting, internal controls or auditing matters will be immediately forwarded to the Audit Committee Chair. This information is available on the Company's website at www.digitalfusion.com/investing.htm.



INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors Meetings

     Our board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent, from time to time, as appropriate. Board agendas include regularly-scheduled sessions for the independent directors to meet without management present. Our board has delegated various responsibilities and authority to different board committees as described below. Committees regularly report on their activities and actions to the full board. Board members have access to all of our employees outside of board meetings

     Our Board of Directors met six times and acted two times by unanimous written consent during the fiscal 2003. All directors except Mr. Al-Khaled attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

     Board Committees and Charters. Our board currently has, and appoints the members of, audit, compensation, and nominating and corporate governance committees. Each member of the audit, compensation and nominating and corporate governance committees is an independent director in accordance with NASDAQ standards. Each of our board committees has a written charter approved by our board. Copies of the current committee charters for each committee are posted on our website at www.digitalfusion.com/investing.htm. Our audit committee charter was included as Appendix A to our 2001 proxy statement and our compensation and nominating and corporate governance charters are attached as Appendixes B and C, respectively, to this proxy statement.

     The following table provides membership and meeting information for 2003 for each of the Board committees:

                           Board Committee Membership

                                 Compensation
                                 ------------
       Name                       Committee                Audit Committee
       ----                       ---------                ---------------

Nicholas R. Loglisci, Jr.           Chair                        Member
Roy E. Crippen, III                 Member
Ahmad S. AlKhaled (1)                                            Member
O.G. Greene                         Member                       Chair
Total Meetings in 2003                4                            5

(1)  Ahmad Al-Khaled resigned from the Board of Directors during January 2004.


     Below is a description of each committee of the Board of Directors. The charter of each committee can be found at our corporate website, at www.digitalfusion.com/investing.htm.

     Audit Committee. The functions of the Audit Committee and its activities during fiscal year 2003 are described below under the heading Report of the Audit Committee. During the year, the Board examined the composition of the Audit Committee in light of the adoption by the Nasdaq Stock Market of new rules governing audit committees. Based upon this examination, the Board confirmed that of the two members of the Audit Committee, Mr. Greene is "independent" within the meaning of the Nasdaq's new rules. The Audit Committee met five times during fiscal 2003.

     During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Audit Committee, which was approved by the full Board on August 2, 2000. The new charter, which reflects standards set forth and which was filed with a previous proxy statement, remains effective.

     Mr.Al-Khaled, who resigned as a Director of the Company effective January 17, 2004, was an independent member of the Audit Committee.

     Compensation Committee. The Compensation Committee, subject to existing contractual obligations, is responsible for setting and administering the policies that govern executive compensation and the granting of employee stock options. The Compensation Committee acted four times by unanimous written consent during fiscal 2003.

     Because our newly adopted charter requires all members of the Committee to be independent, Mr. Crippen resigned from the Committee at the April Board Meeting. It is anticipated that, by no later than December 31, 2004, the Board will appoint a third Director to the Board of Directors and the Audit, Compensation and Nominating and Corporate Governance Committees who qualifies as an independent director within the meaning of the rules of the Nasdaq Stock Market.

     The Compensation Committee acts pursuant to a written charter most recently adopted by the Board on April 27, 2004, which is posted on our website at www.digitalfusion.com/investing.htm and attached to this proxy statement as Appendix B.

     Nominating and Corporate Governance Committee. We have a Nominating and Corporate Governance Committee consisting of Messrs. Greene and Loglisci. The Nominating and Corporate Governance Committee was formed in April 2004. The Nominating and Corporate Governance Committee acts pursuant to a written charter most recently adopted by the Board on April 27, 2004, which is posted on our website at www.digitalfusion.com/investing.htm. The purpose of the Nominating and Corporate Governance Committee is to:

     o identify individuals qualified to become members of the Board of Directors of the Company and its subsidiaries;

     o recommend to the Board of Directors director nominees for election at the annual meeting of shareholders or for election by the Board of Directors to fill open seats between annual meetings;

     o recommend to the Board of Directors committee appointments for directors;

     o develop and recommend to the Board of Directors corporate governance guidelines applicable to the Company; and

     o monitor the Company's compliance with good corporate governance standards.

     In connection with carrying out its responsibility to identify individuals qualified to become members of the Board of Directors, the Committee has developed guidelines and criteria as to the desired qualifications of candidates for nomination for election as a director of the Company. Under our Corporate Governance Guidelines, such criteria include considerations of age, skill, integrity, experience, time availability, appropriate listing standards, and applicable federal and state law and regulation. Such guidelines and criteria have been approved by the Board and are available on the Company's website at www.digitalfusion.com/investing.htm.

     The Committee may use various sources for identifying and evaluating nominees for Directors including referrals from our current Directors and management, as well as input from third party executive search firms retained at the Company's expense. If the Committee retains one or more search firms, such firms may be asked to identify possible nominees, interview and screen such nominees and act as a liaison between the Committee and each nominee during the screening and evaluation process. The Committee will review the resume and qualifications of each candidate and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Committee to be potential nominees, the Committee will obtain such background and reference checks as it deems necessary and the Chair of the Committee and the Chairman of the Board will interview qualified candidates. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet the other members of the Committee. If the candidate is approved by the Committee, the candidate will have an opportunity to meet with the remaining Directors and the senior management team. At the end of this process, if the Committee determines that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Committee will then recommend to the Board that the candidate be selected by the Board to stand for election by the shareholders or fill a vacancy or newly created position on the Board.

     Mr. Ryan, who is being submitted for election as a Director at the Annual Meeting, was recommended by the members of the Board.

     The Committee will also consider qualified nominees recommended by shareholders who may submit recommendations, in accordance with our bylaws and applicable SEC rules and regulations, to the Committee in care of our Corporate Secretary, Digital Fusion, Inc., 4940-A Corporate Drive, Huntsville, Alabama 35805. Any shareholder nominating an individual for election as a director at an annual meeting must provide written notice to the Secretary of the Company, along with the information specified below, which notice must be received at the principal business office of the Company no later than the date designated for receipt of shareholders' proposals as set forth in the Company's proxy statement for its annual shareholders' meeting. If there has been no such prior public disclosure, then to be timely, a shareholder's nomination must be delivered to or mailed and received at the principal business office of the Company not less than 60 days nor more than 90 days prior to the annual meeting of shareholders; provided, however, that in the event that less than 70 days' notice of the date of the meeting is given to the shareholders or prior public disclosure of the date of the meeting is made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the annual meeting was mailed or such public disclosure was made.

     To be considered by the Committee, shareholder nominations must be accompanied by: (1) the name, age, business and residence address of the nominee; (2) the principal occupation or employment of the nominee for at least the last five years and a description of the qualifications of the nominee; (3) the number of shares of our stock that are beneficially owned by the nominee; and (4) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of Directors under Regulation 14A of the Securities Exchange Act of 1934, together with a written statement from the nominee that he or she is willing to be nominated and desires to serve, if elected. Also, the shareholder making the nomination should include: (1) his or her name and record address, together with the name and address of any other shareholder known to be supporting the nominee; and (2) the number of shares of our stock that are beneficially owned by the shareholder making the nomination and by any other supporting shareholders. Nominees for Director who are recommended by our shareholders will be evaluated in the same manner as any other nominee for Director.

     We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a Director. At any meeting of shareholders, the Chairman of the Board may disregard the purported nomination of any person not made in compliance with these procedures.

     In addition to its responsibility with respect to the nomination of directors, the Committee also is responsible for establishing, reviewing and monitoring compliance with the Company's Corporate Governance Guidelines, including the Company's Code of Ethics and Business Conduct. The Committee will annually review the Corporate Governance Guidelines and the Code of Ethics and recommend modifications, as it deems necessary. Further, the Committee is charged with the review and consideration of any issues that may involve possible director conflicts of interest.

     Because our newly adopted charter requires all members of the Committee to be independent, it is anticipated that, by no later than December 31, 2004, the Board will appoint a third Director to the Board of Directors and the Audit, Compensation and Nominating and Corporate Governance Committees who qualifies as an independent director within the meaning of the rules of the Nasdaq Stock Market. The Committee is governed by a written charter, which will be reviewed on an annual basis. A copy of the current Nominating and Corporate Governance Committee Charter is attached to this proxy statement as Appendix C and is available on the Company's website at www.digitalfusion.com/investing.htm.

Compensation Committee Interlocks and Insider Participation

None

                       CODE OF ETHICS AND BUSINESS CONDUCT

     The Company has adopted the Digital Fusion, Inc. Code of Ethics and Business Conduct, which applies to all officers, directors and employees. The policy is available on our website at the address stated above. If the Company makes any substantive amendments to this policy or grants any waiver from the policy to any executive officer or director, the Company will disclose the nature of the amendment or waiver on its website.

                   OTHER EXECUTIVE OFFICERS OF DIGITAL FUSION

     Jeffrey L. Williams, 35. Mr. Williams has served as our Vice President of Operations and Federal Services since May 2003. Prior to that he was regional manager of Digital Fusion's Huntsville operations since January 1997. Prior to joining Digital Fusion, Mr. Williams was a senior consultant and regional manager for PowerCerv Corporation's Birmingham office, which he helped move to Huntsville to help the company focus on Federal business opportunities. Before his time at PowerCerv, Mr. Williams worked with the Huntsville-based Intergraph Corporation's Federal Systems Division as a senior software developer and technical instructor. Mr. Williams holds a bachelors in computer science from Jacksonville State University, where he was academic All-American and All-Conference in football.

     Elena I. Crosby, 38. Ms. Crosby has served as our Director of Legal and Government Affairs and Corporate Secretary since December 2000. Prior to joining us, she served as Corporate Paralegal for PowerCerv Corporation, handling corporate, SEC, and intellectual properties issues as that company was taken public in 1996. Before her time at PowerCerv, she spent five years at a prominent litigation firm in Miami. Ms. Crosby previously spent six years as Compliance Manager for two major brokerage firms where she was responsible for NASD and SEC compliance as well as trading for institutional accounts.

     Elisa S. Means, 47. Ms. Means has served as our Controller since 2003. Prior to joining Digital Fusion,, she was Cost and Budget Manager and later Corporate Controller for Martin Industries, Inc. Before her time at Martin, Ms. Means was Controller for Coca-Cola Bottling Co., Southeast, Inc. where she assisted in improving profitability and ultimately preparing the company to be sold. Ms. Means also served for GenCorp/Aerojet, an aerospace company and NASA contractor. Ms. Means holds a bachelors degree in accounting and an MBA from the University of North Alabama. She is a Certified Management Accountant. Ms. Means is a board member and past president of the Muscle Shoals Chapter of Management Accountants, treasurer of the North Florence Kiwanis Club, and a member of the University of North Alabama Accounting Advisory Board.

                 Certain Relationships and Related Transactions

     During March 2000, the Company purchased digital fusion, inc. ("DFI"), an information technology consulting services company. Roy E. Crippen, III received 399,396 shares of the Company's common stock for his ownership interests in DFI and a promissory note in the original principal amount of $215,891. On November 12, 2002, the Company renegotiated the terms of this note; which extended the maturity date from March 1, 2003 to March 1, 2005 and increased the interest rate from 6% to 8 % per annum. All accrued interest was converted into principal at March 2, 2003 which increased the principal of the note to $258,123. Roy E. Crippen, III joined the Board of Directors of the Company in March 2000 and is the Company's current Chief Executive Officer and President.

     During 2004, the note to PowerCerv was paid by Digital Fusion's President and CEO, Roy E. Crippen, III, tendering to PowerCerv $110,000 in cash and 25,000 shares of PowerCerv preferred stock. In consideration therefore, Digital Fusion issued a note to Mr. Crippen in the amount of $136,580.32 (representing the amount of principal and interest on the PowerCerv note at the time of its retirement). The note bears an interest rate of prime plus 6% and is payable at $600 per month plus interest for the first twelve months, $4,400 per month plus interest for the next eleven months, and a balloon payment of approximately $81,000 plus interest on January 15, 2006. Subject to a subordination agreement with Digital Fusion's primary lender, the note is secured by a security interest in property currently owned or later acquired by the Debtor (Digital Fusion) to secure the prompt payment and performance of all liabilities, obligations, and indebtedness of the Debtor under the note.

                          Report of the Audit Committee

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     The Audit Committee reviewed and discussed the Company's December 31, 2003 audited financial statements with the Company's management and have discussed with Pender Newkirk & Company ("PNC"), our independent auditors for our 2003 financial statements, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The audit committee has received written disclosures and a letter from PNC as required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the committee has discussed the issue of auditor independence with PNC.

     Based on this review and these discussions, we recommended to the board of directors that these audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

     PNC did not provide any services other than annual audits and quarterly reviews.

                                                  Members of the Audit Committee



                       O.G. Greene                /s/ O.G. Greene
                       (Chairman)                 ------------------------------


                       Nicholas R. Loglisci, Jr.  /s/ Nicholas R. Loglisci, Jr.
                                                  ------------------------------


                              INDEPENDENT AUDITORS

     Pender Newkirk & Company ("PNC") has audited the Company's financial statements since 2001. Representatives of PNC will be present via teleconference at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2003 and 2002 by PNC.

                                                                                  Fiscal Year Ended
                                                                                2003              2002
--------------------------------------------------------------------         ----------------------------
Audit Fees (annual audit, reviews of quarterly financial                      $50,000           $57,000
statements, reviews of SEC filings)

Audit-related Fees (accounting consultations, internal controls and
compliance with accounting and reporting standards)                              $0                $0


Tax Fees (preparation of federal, state and local returns,                       $0                $0
consultations with respect to tax planning and compliance issues)

All Other Fees                                                                   $0                $0

Total Fees                                                                    $50,000           $57,000

     All fees described above were approved by the Audit Committee prior to engagement of the auditor to perform the service. None of the services provided above were pre-approved pursuant to the "de minimis exception" to the requirements of pre-approval for permitted non-audit services, set forth in Rule 2-01 of SEC Regulation S-X.

Pre-Approval Policies and Procedures
------------------------------------

     The Audit Committee pre-approves the audit and non-audit services rendered by Pender Newkirk & Company. Generally, the Committee pre-approves particular services in the defined categories of audit services, audit-related services, tax services and other non-audit services, specifying the maximum fee payable with respect to that service. Pre-approval may be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but as of April 24, 2004, has not been so delegated.

     The Audit Committee has determined that the rendering of the services other than audit services by Pender Newkirk & Company is compatible with maintaining the auditor's independence.


                      REPORT OF THE COMPENSATION COMMITTEE

     The compensation committee of the Board of Directors administers our executive compensation program. The current members of the compensation committee are Nicholas R. Loglisci, Jr. and O.G. Greene. Each of these persons is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. None of Messrs. Loglisci and Greene has any interlocking relationships as defined by the rules promulgated by the SEC.

General Compensation Philosophy

     The role of the compensation committee is to set the salaries and other compensation of the executive officers and certain other key employees of Digital Fusion, and to make grants under, and to administer, the stock option and other employee equity and bonus plans. Digital Fusion's compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables Digital Fusion to attract, motivate, reward and retain key executives and employees. Accordingly, each executive officer's compensation package may, in one or more years, be comprised of the following three elements:

     o base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the Silicon Valley and other locations where we have employees that are of comparable size to Digital Fusion and with which Digital Fusion competes for executive personnel;

     o annual variable performance awards, such as bonuses, payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the compensation committee; and

     o long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and Digital Fusion's stockholders.

Executive Compensation

     Base Salary. Salaries for executive officers for 2003 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies. In addition, Digital Fusion's Human Resources Department provided information to us regarding salary range guidelines for specific positions.

     Base salary is adjusted each year to take into account the executive officer's performance and to maintain a competitive salary structure. We conduct reviews of executive compensation practices on an annual basis and may change each executive officer's salary based on the individual's contributions and responsibilities over the prior twelve months and any change in median comparable company pay levels. We believe that, on the basis of our knowledge of executive compensation in the industry, that Digital Fusion's salary levels for the executive officers are reasonable and necessary given the competition for executive talent in the industry and Digital Fusion's financial resources.

     Bonus Plan. Digital Fusion has established a broad based bonus plan. Certain employees, including executive officers, are eligible to participate in this plan. Target bonuses are established based on a percentage of base salary and become payable upon the achievement of specified total company financial goals and personal and team objectives. We administer this plan with regard to executive management. The executive management team administers the plan for all other employees.

     Digital Fusion's total compensation philosophy is based on the concept that variable pay is earned through effective performance and contribution to the success of the company. Bonus payments are based on actual performance in achieving corporate, business unit (or divisional) and individual targets. The executive management team determines weightings for each element and establishes the corporate financial goals for bonus measurement purposes. The executive management team is responsible for ensuring that actual results are confirmed before they are applied against the bonus plan for payment purposes. The corporate target is based on Digital Fusion's earnings per share, total consolidated revenue, and success in managing corporate expenses to plan. Each business unit or divisional executive vice president is responsible for developing the targets and objectives for their division. All targets and objectives are aligned with the business plan for the fiscal year and monitored by Digital Fusion's corporate finance department. Individual performance is measured relative to the individual's personal contribution to the success of the organization. This element is objective and tied to individual documented objectives for the bonus year. All targets and related objectives are defined and measured on a quarterly basis, with a final annual measurement.

     Long-Term Incentive Awards. We believe that equity-based compensation in the form of stock options links the interests of executive officers with the long-term interests of Digital Fusion's stockholders and encourages executive officers to remain in Digital Fusion's employ. Stock options generally have value for executive officers only if the price of Digital Fusion's stock increases above the exercise price on the grant date and the officer remains in Digital Fusion's employ for the period required for the shares to vest.

     Digital Fusion grants stock options in accordance with the 1998, 1999 and 2000 Digital Fusion, Inc. Incentive Stock Options Plans. Stock options typically have been granted to executive officers when the executive first joins Digital Fusion, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. We may, however, grant additional stock options to executive officers for other reasons. The number of shares subject to each stock option granted is within our discretion and is based on anticipated future contribution and ability to impact Digital Fusion's results, past performance or consistency within the executive officer's peer group. In 2003, we considered these factors, as well as the number of unvested option shares held by the executive officer as of the date of grant. We may also grant stock options to executive officers to provide greater incentives to continue their employment with Digital Fusion and to strive to increase the value of Digital Fusion's common stock. The stock options generally become exercisable over a three-year period and are granted at a price that is equal to the fair market value of Digital Fusion's common stock on the date of grant.

Chief Executive Officer Compensation

     Mr. Crippen's base salary, target bonus, bonus paid and long-term incentive awards for 2003 were determined by us in a manner consistent with the factors described above for all executive officers. Mr. Crippen's base salary for 2003 was set at the annual rate of $133,000. Mr. Crippen did not receive a bonus for 2003. Any bonuses would be paid in accordance with Digital Fusion's regular bonus plan and would be based on Digital Fusion's actual performance in any given year, in achieving corporate financial and other targets described above as compared to planned results for these criteria. We also considered Mr. Crippen's achievement of his individual objectives. An important aspect of Digital Fusion's continued success was, and will continue to be, Mr. Crippen's leadership in developing and articulating the long-term strategic direction of Digital Fusion, as well as his continued attention to the development of the appropriate senior management team to support and execute that strategy. Finally, in considering competitive compensation practices with respect to Mr. Crippen's total compensation, we paid particular attention to the compensation practices of competitor companies and sought to assure that Mr. Crippen's total compensation was appropriate relative to the total compensation paid to the chief executive officers at similarly situated companies.


Internal Revenue Code Section 162(m) Limitation

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies, unless compensation is commission- or performance-based. Having considered the requirements of Section 162(m), we believe that grants made pursuant to the 1998, 1999 and 2000 Incentive Stock Option Plans meet the requirements that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility.


                                           Members of the Compensation Committee



             Nicholas R. Loglisci, Jr.    /s/ Nicholas R. Loglisci, Jr.
                   (Chairman)             --------------------------------------


             O.G. Greene                  /s/ O.G. Greene
                                          --------------------------------------

Executive Compensation Summary Table

     The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and its other most highly compensated executive officers for the three years ended December 31, 2003.

                                                 EXECUTIVE COMPENSATION SUMMARY TABLE
------------------------------------------------------------------------------------------------------------------------------------


                                                 Annual Compensation                         Long-Term Compensation
                                                 -------------------                         ----------------------

Name and Principal                                                        Other         Restricted       Securities
------------------                                                        Annual          Stock          Underlying       All Other
Position (5)                   Year        Salary       Bonus          Compensation       Awards           Options      Compensation
------------                   ----      ----------   ---------       --------------   ------------     ------------    ------------
                                                                           (1)

Roy E. Crippen, III            2003       $133,000        $0              $7,200               $0                 0               $0
 Chief Executive Officer &     2002       $154,583        $0              $8,985               $0                 0               $0
 President                     2001       $125,000      $2,500            $8,831               $0           125,000               $0
Gary S. Ryan                   2003             $0        $0                  $0               $0                 0               $0
President, effective
May 2004 (2)............
Karen L. Surplus               2003       $ 61,214        $0             $26,719               $0                 0               $0
 Chief Financial               2002       $116,406        $0              $1,294               $0                 0               $0
 Officer (3)..............     2001       $125,000     $13,125            $2,150               $0           105,000               $0

Jeffrey L. Williams            2003       $125,000        $0              $2,400               $0            30,000               $0
 Vice President of
 Federal Services (4)
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents payment of automobile allowance and, in the case of Ms. Surplus, $26,719 in severance payments.

(2) Subsequent to the filing of this definitive proxy statement but before its mailing, it is anticipated that Mr. Ryan will become President of the Company in May 2004 and will be paid an annual compensation of $130,000 and receive a grant of 450,000 stock options. In addition, the Company has entered into a Letter of Intent with a private investment group of which Mr. Ryan will participate. It is anticipated that Mr. Ryan's investment shall be approximately $100,000 (see Security Ownership of Beneficial Owners and Management).

(3) Ms. Surplus' employment with Digital Fusion commenced on March 1, 2000 when digital fusion, inc. was acquired. She resigned as Chief Financial Officer June 30, 2003 due to the headquarters relocating out of state.

(4) Mr. Williams' employment commenced on March 1, 2000 when digital fusion, inc. was acquired. Mr. Williams began serving as Vice President of Federal Services in June 3, 2003.

(5) All other officers made below the minimum threshold required to be reported.

     The following table summarizes options granted during the year ended December 31, 2003, to the executive officers named in the Summary Compensation Table above.

                        OPTION GRANTS DURING FISCAL 2003

--------------------------------------------------------
                                    Number of
                                    Securities
                                    Underlying
Name                             Options Granted
--------------------------------------------------------
Roy E. Crippen III  .......               0
Karen L. Surplus...........               0
Jeffrey L. Williams....              30,000
--------------------------------------------------------


                 AGGREGATED OPTION EXERCISES DURING FISCAL 2003
                                       AND
                       FISCAL 2003 YEAR-END OPTION VALUES

     The following table shows the number of shares underlying both exercisable and unexercisable stock options held by the executive officers named in the Summary Compensation Table as of the year ended December 31, 2003, and the values for exercisable and unexercisable options.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                 Number of Securities
                                Shares                          Underlying Unexercised                  Value of Unexercised
                               Acquired                                 Options                         In-The-Money Options
                                  on        Value                at December 31, 2003                   at December 31, 2003
                               Exercise   Realized         --------------------------------    ------------------------------------
                               --------   --------
                                  ($)        ($)            Exercisable      Unexercisable      Exercisable       Unexercisable
Name                             -----      -----           -----------      -------------      -----------       -------------

Roy E. Crippen, III......          0          0              275,000                0               $0                  $0
Jeffrey L. Williams....            0          0               34,450           37,300               $0                  $0
-----------------------------------------------------------------------------------------------------------------------------------

                            COMPENSATION OF DIRECTORS

     Directors are reimbursed for their reasonable expenses in connection with attendance at meetings of the Board of Directors. All directors who are not employees (the "Eligible Directors") may participate (as directors) in our Stock Option Plans. Upon the initial election of an Eligible Director, such director is granted an option to purchase 25,000 shares of common stock (the "Initial Options"). The Initial Options become exercisable in full on the date of grant. In addition, immediately after each Annual Meeting of Stockholders, each Eligible Director reelected will receive an option to purchase 5,000 additional shares of common stock (the "Annual Options") per quarter. Each Committee Chairperson will receive an additional option to purchase 1,000 additional shares of common stock (the "Annual Options") per quarter. The Initial Options and Annual Options have a term of ten years and an exercise price payable in cash or shares of common stock. The exercise price of Initial Options and Annual Options will be equal to the fair market value of our common stock on the date of grant. Eligible Directors will receive such additional compensation for their service as the Board of Directors may determine from time to time. Eligible directors receive $1,000 per scheduled Board of Director's meeting attended in person; $500 per scheduled Board of Director's meeting attended via teleconference; $1,000 per Board of Director's meeting attended via teleconference if travel costs would exceed $500 and no compensation for teleconference-only Board of Director's meetings.

     In May 2003, the Company purchased an aggregate of $3,000,000 of directors and officers' liability insurance for indemnification of all of its directors and officers at a cost of approximately $87,500 for the period of one year.

Compensation Committee Interlocks and Insider Participation

     No interlocking relationship exists between the Board of Directors or compensation committee and the board of directors or compensation committee of any other company.


                         CHANGE-OF-CONTROL ARRANGEMENTS

1998 and 1999 and 2000 Stock Option Plans

     Effective as of March 10, 1998, we adopted the 1998 Digital Fusion, Inc. Stock Option Plan (the "1998 Stock Option Plan") and effective as of May 7, 1999 we adopted the 1999 Digital Fusion, Inc. Stock Option Plan (the "1999 Stock Option Plan"). Effective as of June 9, 2000, we adopted the 2000 Digital Fusion, Inc. Stock Option Plan (the "2000 Stock Option Plan"). Stock options granted under the 1998 Stock Option Plan, the 1999 Stock Option Plan and the 2000 Stock Option Plan become exercisable in certain situations, including termination of employment without cause after a change of control as defined in each of the 1998 Stock Option Plan, 1999 Stock Option Plan and 2000 Stock Option Plan (a "Stock Option Change of Control").

     A Stock Option Change of Control is deemed to occur if any of the following events occur:

     (i) Any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a) becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of 50% or more of the combined voting power of Digital Fusion's then outstanding securities, otherwise than through a transaction or series of related transactions arranged by, or consummated with the prior approval of, the Board of Directors of Digital Fusion; or (b) acquires by proxy or otherwise the right to vote 50% or more of the then outstanding voting securities of Digital Fusion, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board for the election of directors, for any merger or consolidation of Digital Fusion or for any other matter or question.

     (ii) During any period of 24 consecutive months, Present Directors and/or New Directors (each as defined in the 1998, 1999 or 2000 Stock Option Plan) cease for any reason to constitute a majority of the Board.

     (iii) Consummation of (a) any consolidation or merger of Digital Fusion occurs in which Digital Fusion is not the continuing or surviving corporation or pursuant to which shares of our stock would be converted into cash, securities or other property, other than a merger of Digital Fusion in which the holders of Digital Fusion's stock immediately prior to the merger have the same proportion and ownership of common stock of the surviving corporation immediately after the merger; or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Digital Fusion occurs.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 26, 2004 by: (i) each person or entity who is known by Digital Fusion to own beneficially 5% or more of the outstanding shares of common stock, (ii) each of the executive officers named in the Summary Compensation Table above, (iii) each director, and (iv) all of our executive officers and directors as a group.

-------------------------------------------------------------------------------------------------------------

                                                                          Amount and Nature
                                                                            of Beneficial       Percentage of
Name and Address of Beneficial Owner(12)                                    Ownership (1)         Class (2)
----------------------------------------                                  ------------------

Nicholas R. Loglisci, Jr.(3)  .........................................         564,567              7.8%
Roy Crippen III (4)....................................................       1,093,628             15.0%
Jeffrey L. Williams (5)................................................          41,000              0.6%
Ahmad Al-Khaled (6)....................................................          85,000              1.2%
O. G. Greene. (7)......................................................         118,000              1.6%
Tekbanc Limited (8)....................................................         529,545              7.3%
Clark and Carla Frederick (9),(10).....................................         366,411              5.0%
Sean Mann (11).........................................................         403,376              5.6%
All executive officers and directors as a group (4 persons)............       1,817,195               25%
-------------------------------------------------------------------------------------------------------------

___________


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or are exercisable within 60 days of March 31, 2004 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, the stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(2)  7,267,671 shares of common stock are outstanding as of April 26, 2004.

(3) Includes 172,000 shares of common stock Mr. Loglisci has the right to acquire through the exercise of stock options.

(4) Includes 275,000 shares of common stock Mr. Crippen has the right to acquire through the exercise of stock options.

(5) Includes 37,250 shares of common stock Mr. Williams has the right to acquire through the exercise of stock options.

(6) Includes 85,000 shares of common stock Mr. Al-Khaled has the right to acquire through the exercise of options.

(7) Includes 118,000 shares of common stock Mr. Greene has the right to acquire through the exercise of stock options.

(8) Includes 75,000 shares of common stock that Tekbanc Limited has the right to acquire through the exercise of warrants.

(9)  Mr. Frederick and Carla Frederick own these shares as joint tenants.

(10) Includes 15,000 shares of common stock that Mr. Frederick has the right to acquire through the exercise of stock options.

(11) Includes 105,000 shares of common stock that Mr. Mann has the right to acquire through the exercise of stock options.

(12) Unless otherwise indicated, the address of each beneficial owner is 4940-A Corporate Drive, Huntsville, AL 35805.

     It is anticipated that Mr. Gary S. Ryan will commence employment with the Company serving as President in May 2004. In addition to his compensation, Mr. Ryan will have the right to acquire 150,000 shares of common stock through the exercise of stock options. In addition, Mr. Ryan will have a 22.222% investment in the anticipated private placement with Madison Run, LLC (see below) which is expected to close approximately a week after the filing of this definitive proxy statement. If these events were to occur, Mr. Ryan would have a 3.6% beneficial ownership.

     The Company has entered into a Letter of Intent with a private investment group. It is anticipated that it will close approximately one week after the filing of this definitive proxy statement. The terms of the investment are that Madison LLC shall receive 608,108 shares of the common stock of the Company at a price per share of $0.74, the right to purchase 304,054 share of the common stock in a 5 year warrant at a price of $0.89 and the right to purchase 212,839 shares of common stock in a 5 year warrant at a price of $0.94. If this event were to occur, Madison Run, LLC would have a 14.29% beneficial ownership prior to the mailing of this proxy statement and all the beneficial owners in the table captioned-above would be diluted by the issuance of these shares.

        PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Company has appointed Pender Newkirk & Company as the Company's independent auditors for the fiscal year ending December 31, 2004. Pender Newkirk & Company has served as the Company's independent auditors since September 27, 2001. Services provided to the Company in fiscal 2003 included audit of the consolidated financial statements of the Company for the year ended December 31, 2003, the examination of the Company's consolidated financials statements and the Company's 401(k) plan, limited review of quarterly reports, services related to filings with the Securities and Exchange Commission and consultations on various accounting matters.

     Representatives of Pender Newkirk & Company will be present via teleconference at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

     The Board of Directors recommends a vote "FOR" the proposal to ratify the appointment of Pender Newkirk & Company as the independent auditors for fiscal 2004.


                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any matters other than those described above to be presented at the meeting. If any other matters do come before the meeting, the persons named in the proxy will exercise their discretion in voting thereon.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons owning more than 10% of our common stock to file reports of ownership and reports of changes of ownership with the Securities and Exchange Commission. These reporting persons are required to furnish us with copies of all Section 16(a) forms that they file. Based solely upon a review of copies of these filings received, we believe that all filing requirements were complied with during the fiscal year ended December 31, 2003.


                STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING


     To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 31, 2004, to Digital Fusion, Inc.'s Secretary at 4940-A Corporate Drive, Huntsville, Alabama 35805. If you wish to submit a proposal that is not to be included in next year's proxy materials or to nominate a director, you must do so between February 7 and March 9, 2005. If you wish to suggest a candidate to be nominated by the Board of Directors at next year's annual meeting, you must contact the Board's Nominating and Corporate Governance Committee no later than December 7, 2004. You are also advised to review the Company's Bylaws and the Board's Director Nominations process, which contain additional requirements about advance notice of stockholder proposals and director nominations.

                                    EXPENSES

     We will bear all expenses in connection with the solicitation of proxies. Our officers and regular employees may, without compensation other than their regular compensation, solicit proxies by personal interview, telephone or facsimile. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in forwarding proxies and proxy statements to the beneficial owners of our common stock.

                        COMMUNICATING WITH DIGITAL FUSION

     We have from time-to-time received calls from stockholders inquiring about the available means of communication with Digital Fusion. We thought that it would be helpful to describe these arrangements which are available for your use.

     o If you would like to receive information about Digital Fusion, you may use one of these convenient methods:

     1. To have information such as our latest Annual Report on Form 10-K or Quarterly Report on Form 10-Q mailed to you, please call our Investor Relations Department at (866) 447-8776 (4IR-VRSN).

     2. To view our home page on the Internet, use our Internet address: www.digitalfusion.com. Our home page gives you access to services, marketing and financial data, and an on-line version of this proxy statement, our Annual Report on Form 10-K and other filings with the SEC and job listings.

     o If you would like to write to us, please send your correspondence to the following address:

          Digital Fusion, Inc.
          Attention: Investor Relations
          4940-A Corporate Drive
          Huntsville, Alabama 35805

     o If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, StockTrans, Inc. at (610) 649-7300. You may also visit their web site at www.stocktrans.com for step-by-step transfer instructions.

                                  ANNUAL REPORT

     A copy of our Annual Report to Stockholders (which includes our annual report on Form 10-KSB) is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of the Annual Report may obtain one, without charge, by writing, calling or e-mailing Elisa Means, Controller, Digital Fusion, Inc., 4940-A Corporate Drive, Huntsville, AL 35805, telephone (256) 837-2620, e-mail address emeans@digitalfusion.com.


By Order of the Board of Directors,

Elena I. Crosby
Secretary

                                                                      APPENDIX A

                              DIGITAL FUSION, INC.

                         CORPORATE GOVERNANCE PRINCIPLES
                           FOR THE BOARD OF DIRECTORS

                            As Adopted April 28, 2004

     The Board of Directors (the "Board") of Digital Fusion, Inc. (the "Company"), has adopted these governance principles to assist it in following corporate practices that serve the best interests of the Company and its stockholders. These governance principles shall be included in each proxy statement sent to stockholders in connection with the Company's annual meeting and published on the Company's website. The Board intends that these governance principles serve as a flexible framework within which the Board may conduct its business, not as a set of binding legal obligations. These governance principles should be interpreted in the context of all applicable laws, the Company's Certificate of Incorporation, Bylaws and other governing legal documents.

DIRECTOR RESPONSIBILITIES

     The Company's business is conducted by its employees, managers and officers, under the direction of the Chief Executive Officer and the oversight of the Board, to enhance the long-term value of the Company for its stockholders. It is the Board's responsibility to monitor the effectiveness of management policies and decisions. In addition to its general oversight of management, the Board also performs a number of other specific functions, including:

     -- reviewing, approving and monitoring the Company's fundamental financial and business strategies and significant corporate actions;

     -- ensuring processes are in place for maintaining the integrity of the Company, including the integrity of the financial statements and compliance with law and ethics;

     -- through the compensation committee, selecting, evaluating and compensating the Chief Executive Officer and the other executive officers; and

     -- planning for the succession of the Chief Executive Officer and the other executive officers.

BOARD COMPOSITION AND SELECTION OF DIRECTORS

     Size of the Board. The number of directors that constitutes the Board shall consist of no less than three members nor more than nine members. The number thereof to be fixed from time to time by a resolution adopted by a majority of the Board. The Board of Directors by the affirmative vote of a majority of the entire Board of Directors may increase the number of Directors to a number not exceeding fifteen (15). Currently, the Board is composed of eight members. The Board will periodically review the appropriate size of the Board.

     Proportion of Independent Directors. The Board believes that a majority of its members shall be independent. An "independent director" means one who satisfies The Nasdaq Stock Market, Inc.'s issuer requirements for independent directors (Nasdaq Stock Market Rule 4200), as they may be amended from time to time.

     Management Directors. The Board anticipates that the Company's Chief Executive Officer will be nominated to serve on the Board. The Board may nominate or appoint other members of the Company's management whose experience and qualifications are expected to help the Board fulfill its responsibilities.

     Selection of New Director Candidates. At each annual meeting of stockholders the Company's stockholders elect a group of directors comprising the Board. The Board is responsible for nominating a slate of nominees to present to the stockholders as candidates for Board membership and for selecting members to fill Board vacancies. The Board has delegated the process for identifying this slate of nominees and potential candidates to fill Board vacancies to the Nominating and Corporate Governance Committee. The Board and the Nominating and Corporate Governance Committee will consider the performance and qualifications of each potential nominee or candidate not only for their individual strengths but also for their contribution to the Board as a group.

     Retirement Policy. The Board has adopted a retirement policy for directors under which a director must resign from the Board when he or she reaches age 72 or at the next annual meeting of stockholders. The Board, in consultation with management and the retiring member, shall determine on which of the above dates the resignation shall become effective.

BOARD PROCEDURES

     Selection of Chairman of the Board, Vice Chairman of the Board and Chief Executive Officer. The Board of Directors shall periodically select and appoint the Chairman of the Board. The Board of Directors may periodically select and appoint a Vice Chairman of the Board. The Board of Directors shall periodically select and appoint the Chief Executive Officer.

     Lead Independent Director; Independent Director Discussions. If the Chairman of the Board is also the Chief Executive Officer, then the Board shall designate a "lead independent director" to schedule and conduct separate meetings of the independent directors and perform other similar duties. The independent members of the Board will meet separately without management directors at least once per year to discuss such matters as they deem appropriate.

     Attendance at Board Meetings. The Board has four (4) regularly scheduled meetings each calendar year, plus special meetings as required. Board members are expected to prepare for, attend and participate in meetings of the Board and of committees on which they serve. Each Board member shall make every effort to attend each Board or committee meeting, as appropriate, in person but in special circumstances via telephone conference call or other electronic means.

     Time Commitment and Board Service. Each Board member is expected to ensure that his or her other existing and planned future commitments do not materially interfere with such member's service on the Board. No director shall sit on the board of directors of more than 4 public companies (in addition to membership on the Board).

5. Conflicts of Interest.

o Director Conflicts of Interest. A director's other relationships, including business, family, or those with non-profit entities, may occasionally give rise to the perception that the director has a material, personal interest on a particular issue involving the Company. The Board - after consulting with counsel if the Board deems necessary or appropriate - shall determine on a case-by-case basis whether a conflict of interest actually exists. The Board shall take appropriate steps to identify such potential conflicts and to ensure that all directors voting on an issue are disinterested with respect to that issue.

o Executive Officer Conflicts of Interest. Each executive officer's other relationships, including business, family, or those with non-profit entities, may occasionally give rise to the perception that the individual has a material, personal interest on a particular issue involving the Company. Pursuant to the authority delegated by the Board, the Audit Committee - after consulting with counsel if the Audit Committee deems necessary or appropriate - shall determine on a case-by-case basis whether a conflict of interest actually exists. The Audit Committee shall take appropriate steps to identify such potential conflicts.

o Auditor Independence. The Audit Committee is responsible for ensuring the independence of the Company's independent auditors.

6. Code of Ethics Waivers. The Board is required to approve any waivers to the Company's Code of Ethics. The Board - after consulting with counsel if the Board deems necessary or appropriate - shall determine on a case-by-case basis whether a waiver should be granted for any action that is contrary to the Company's Code of Ethics. If the Board determines that a waiver of the Company's Code of Ethics is warranted, the Company shall publicly file notice of such waiver with the Securities and Exchange Commission no later than the Company's next periodic report.

7. Availability of Outside Advisors. The Board and its Committees may retain outside advisors (legal, accounting, investment banking, and any others as deemed necessary or appropriate) of its choosing at the Company's expense. The Board or its Committees need not obtain management's consent to retain outside advisors.

8. Access to Information and Employees. The Board and its Committees shall have complete, unfettered access to any information about the Company that it deems necessary or appropriate to carry out its duties. This includes, among other things, access to the Company's employees (executive officers, in particular), documents and the Company's facilities.

9. Director Orientation. The chief financial officer or controller and the general counsel shall be responsible for providing an orientation for new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in fulfilling their responsibilities. Each new director shall, within six months of election to the board, attend a personal briefing by the executive officers on the Company's strategic plans, its financial statements, and its key policies and practices.

10. Board Self-Evaluation. The Nominating and Corporate Governance Committee is responsible for conducting an annual evaluation of the performance of the full Board and reports its conclusions to the Board. The Nominating and Corporate Governance Committee's report should generally include an assessment of the Board's compliance with the governance principles set forth in these guidelines, as well as identification of areas in which the Board could improve its performance.

11. Chief Executive Officer Evaluation. The Compensation Committee conducts a review at least annually of the performance of the Chief Executive Officer. The Compensation Committee will establish the evaluation process and determine the specific criteria on which the performance of the Chief Executive Officer is evaluated.

12. Succession Plan. The Board shall approve and maintain a succession plan for the Chief Executive Officer and other executive officers, based upon recommendations from the Compensation Committee.

BOARD COMMITTEES

     1. Number of Committees. The Company has three (3) committees: Audit, Compensation, and Nominating and Corporate Governance. From time to time the Board may form a new committee or disband a current committee depending upon the circumstances. Each of the committees shall be governed by a written charter approved by the Board and by the respective committee. The following is a brief summary of the authority of each of the committees:

     o Audit Committee. The Audit Committee assists the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. This committee appoints, reviews and evaluates the independence and performance of the Company's independent auditors. This committee also reviews any potential conflicts of interest of the executive officers.

     o Compensation Committee. The role of the Compensation Committee is to set the salaries and other compensation of the executive officers and certain other key employees of the Company, and to make grants under, and to administer, the stock option and other employee equity and bonus plans.

     o Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying a slate of nominees to be proposed by the Company for election at each annual meeting and potential candidates to fill any Board vacancies. This committee will recommend nominees for Board committees. This committee shall recommend and subsequently review and assess the adequacy of these governance principles. This committee will also annually review the Board's performance.

     2. Appointment and Term of Service of Committee Members. The Nominating and Corporate Governance Committee will recommend nominees for Board committees. The Board shall appoint committee members and committee chairpersons (if any), who shall serve until the Board appoints a successor. Each of the Audit, Compensation and Nominating and Corporate Committee consists solely of independent directors. Currently not all members of the committees are independent directors. The Board shall appoint successors who are independent directors in the committees by no later than December 31, 2004. Additionally the members of the Audit and Compensation Committees shall also meet the applicable requirements for independence under the Securities and Exchange Commission, The Nasdaq Stock Market, Inc. and/or tax rules applicable to such committees.

     3. Committee Proceedings. All Board members are welcome to attend committee meetings. The agendas and meeting minutes of the committees shall be shared with the full Board (if requested). The committee members shall report to the Board on significant matters discussed by the committee pursuant to their respective charters or as they deem appropriate.

BOARD COMPENSATION

     Each director shall receive $1,000.00 for each meeting of the Board attended by the director. Directors are entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. All board members are eligible to receive stock options under the Company's stock option plans, and outside directors receive stock options pursuant to automatic grants of stock options. From time to time, the Compensation Committee will review the status of Board compensation in relation to other similarly situated U.S. public companies.

                                                                      APPENDIX B

                              DIGITAL FUSION, INC.

                      CHARTER OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

                            As Adopted April 28, 2004


I.   Purpose and Authority

     The Compensation Committee (the "Committee") of the Board of Directors of Digital Fusion, Inc. (the "Company") is appointed by the Board of Directors (the "Board") to discharge the Board's responsibilities with respect to all forms of compensation of the Company's executive officers, to administer the Company's equity incentive plans, and to produce an annual report on executive compensation for use in the Company's proxy statement. This Charter sets forth the authority and responsibility of the Committee for approving and evaluating executive officer compensation arrangements, plans, policies and programs of the Company, and for administering the Company's equity incentive plans for employees whether adopted prior to or after the date of adoption of this charter (the "Stock Plans").


II.  Membership

     The Committee will consist of not less than two members of the Board, with the exact number being determined by the Board. Each of the members of the Committee will be (i) an "independent director" as defined under the rules of the New York Stock Exchange, as they may be amended from time to time (the "Rules"), except as may otherwise be permitted by such Rules, (ii) a "Non-Employee Director," as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
(iii) an "outside director" under Regulation Section 1.162-27 promulgated under
Section 162(m) of the Internal Revenue Code of 1986, as amended. All members of the Committee will be appointed by, and shall serve at the discretion of, the Board.

     The Board will select members of the Committee who will be approved by a majority vote of the Board. Committee members will serve during their respective term as a director, subject to earlier removal by a majority vote of the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the Committee membership.


III. Duties and Responsibilities

     The principal processes of the Committee in carrying out its oversight responsibilities are set forth below. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

     1. The Committee will have the authority to determine the form and amount of compensation to be paid or awarded to all employees of the Company. The Committee may delegate authority to subcommittees of the Committee or to executive officers of the Company with respect to compensation determinations for persons who are not executive officers of the Company.

     2. The Committee will have the sole authority and right, as and when it shall determine to be necessary or appropriate to the functions of the Committee, at the expense of the Company and not at the expense of the members of the Committee, to retain and terminate compensation consultants, legal counsel and other advisors of its choosing to assist the Committee in connection with its functions. The Committee shall have the sole authority to approve the fees and other retention terms of such advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such advisors employed by the Committee pursuant to this charter.

     3. The Committee will annually review and approve the corporate goals and objectives relevant to CEO compensation and evaluate the CEO performance in light of these goals and objectives. Based on this evaluation, the Committee will make and annually review decisions respecting (i) salary paid to the CEO, (ii) the grant of all cash-based bonuses and equity compensation to the CEO, (iii) the entering into or amendment or extension of any employment contract or similar arrangement with the CEO, (iv) any CEO severance or change in control arrangement, and (v) any other CEO compensation matters as from time to time directed by the Board. In determining the long-term incentive component of the CEO's compensation, the Committee will consider the Company's performance and relative shareholder return, the value of similar incentive awards to chief executive officers at companies that the Committee determines comparable based on factors it selects, and the incentive awards given to the Company's CEO in prior years.

     4. The Committee will annually review the corporate goals and objectives relevant to executive officers' compensation. In light of these goals and objectives, the Committee will annually review decisions respecting (i) salary paid to the executive officers, (ii) the grant of cash-based bonuses and equity compensation provided to the executive officers, (iii) the entering into or amendment or extension of any employment contract or similar arrangement with the executive officers, (iv) executive officers' severance or change in control arrangement, and (v) any other executive officer compensation matters as from time to time directed by the Board. In determining the long-term incentive component of the executive officer's compensation, the Committee will consider the Company's performance and relative shareholder return, the value of similar incentive awards to executive officers at companies that the Committee determines comparable based on factors it selects, and the incentive awards given to the Company's executive officers in prior years.

     5. The Committee will annually review and make recommendations to the Board with respect to adoption and approval of, or amendments to, all cash-based and equity-based incentive compensation plans and arrangements, and the shares and amounts reserved thereunder after taking into consideration the Company's strategy of long-term and equity-based compensation.

     6. The Committee will: (i) approve grants of stock, stock options or stock purchase rights to individuals eligible for such grants (including grants in compliance with Rule 16b-3 promulgated under the Exchange Act to individuals who are subject to Section 16 of the Exchange Act); (ii) interpret the Stock Plans and agreements thereunder; and (iii) determine acceptable forms of consideration for stock acquired pursuant to the Stock Plans. The Committee may delegate to the Company's Chief Executive Officer the authority to grant options to employees of the Company or of any subsidiary of the Company who are not directors or executive officers, provided that no option grant exceeds any limit subsequently established by resolution of the Committee and, provided further, that the price per share is no less than the fair market value of the Company's common stock on the date of grant.

     7. The Committee will meet with the CEO within 90 days after the commencement of each calendar year to discuss the incentive compensation programs to be in effect for the Company's executive officers for such fiscal year and the corporate goals and objectives relevant to those programs.

     8. The Committee will periodically review the Company's procedures with respect to employee loans, and will not approve any arrangement in which the Company, directly or indirectly, extends or maintains credit, arranges for the extension of credit or renews an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. The Committee will assist the Board and management of the Company in complying with this prohibition.

     9. The Committee will prepare an annual report on executive compensation to the Company's stockholders for inclusion in the proxy statement for the Company's annual meeting in accordance with the rules and regulations of the Securities and Exchange Commission.

     10.  The Committee will make regular reports to the Board.

     11. The Committee will review this Charter annually and recommend to the Board any changes it determines are appropriate.

     12. The Committee will at least annually review its performance and submit a report on its performance to the Board.

     13. The Committee will perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any exchange or market on which the Company's capital stock is traded, and perform other activities that are consistent with this charter, the Company's certificate of incorporation and bylaws, and governing laws, as the Committee or the Board deems necessary or appropriate.

IV.  Meetings

     Meetings of the Committee will be held from time to time, but no less than quarterly, in response to the needs of the Board or as otherwise determined by the chairman of such Committee and shall provide written reports to the Board. In lieu of a meeting, the Committee may also act by unanimous written consent resolution.

V.   Minutes

     The Committee will maintain written minutes of its meetings, and will file such minutes with the minutes of the meetings of the Board.

                                                                      APPENDIX C

                              DIGITAL FUSION, INC.

                                   CHARTER OF
                THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
                            OF THE BOARD OF DIRECTORS

                            As Adopted April 28, 2004


I. Purpose

     The purpose of the Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of Digital Fusion, Inc. (the "Company") is (1) to recruit, evaluate and nominate candidates to be presented for appointment or election to serve as members of the Board; (2) to recommend nominees for Board committees; (3) to recommend corporate governance guidelines applicable to the Company; and (4) to review the Board's performance.

II. Committee Authority and Responsibilities

     -- The Committee shall identify a slate of nominees to be proposed by the Company for election at each annual meeting of stockholders and the Committee shall develop a process for considering stockholder suggestions for Board nominees;

     -- The Committee shall consider the performance and qualifications of each potential nominee not only for their individual strengths but for their contribution to the Board as a group;

     -- The Committee shall identify potential candidates to fill Board vacancies that may be created by expansion of the number of members of the Board and by resignation, retirement or other termination of service of incumbent Board members;

     -- The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such firm's fees and other retention terms;

     -- The Committee shall have recommend to the Board nominees for Board committees;

     -- The Committee shall recommend a set of corporate governance principles applicable to the Company and review and assess the adequacy of such guidelines;

     -- The Committee may establish subcommittees and delegate authority to such subcommittees;

     -- The Committee may obtain advice from internal or external legal, accounting or other advisors; and

     -- The Committee shall annually review the performance of the Board and the Committee.

III. Membership

     All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. The Board may elect a member of the Committee to serve as the Chair of the Committee. If the Board does not elect a Chair, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall consist of three members of the Board, each of which shall be persons who are not officers or employees of the Company or any subsidiary and who, in the opinion of the Board, have no other relationship or interest that would interfere with the exercise of independent judgment in carrying out the responsibilities of Committee members.

IV. Meetings and Reports

     Meetings of the Committee shall be held from time to time as determined by the Board or the Committee. In accordance with the Bylaws of the Company, the Committee may take action by unanimous written consent.

     The Committee shall keep minutes of its proceedings, which minutes shall be retained with the minutes of the proceedings of the Board.

     The Committee shall make regular reports to the Board.

                              DIGITAL FUSION, INC.
                             4940-A Corporate Drive
                            Huntsville, Alabama 35805


      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON JULY 28, 2004

     The undersigned hereby appoints Roy E. Crippen, III and Nicholas R. Loglisci, Jr., or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of stock of Digital Fusion, Inc. held of record by the undersigned on May 28, 2004, at the annual meeting of shareholders to be held on July 28, 2004 or any adjournment thereof.

1. ELECTION OF DIRECTORS     |_|  FOR all nominees listed below              |_|  WITHHOLD AUTHORITY
                                  (except as marked to the contrary below).       To vote for all nominees listed below.



  (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

     Nicholas R. Loglisci, Jr., Roy E. Crippen, III, O.G. Greene, Gary S. Ryan



2. PROPOSAL TO RATIFY THE SELECTION OF PENDER NEWKIRK & COMPANY AS DIGITAL FUSION, INC.'S
   INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

                           |_|  FOR                  |_|  AGAINST               |_|  ABSTAIN



3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                           |_|  FOR                  |_|  AGAINST               |_|  ABSTAIN


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN,
THEY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS IN ITEMS 2 AND 3.



Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.
---------------------------------------------------------------------------------------------------
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



DATED:______________________, 2004

PLEASE MARK, SIGN, DATE AND RETURN                     Signature
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE
_________________

                                                       Signature if held jointly

